SUB-ITEM 77 C:
Submission of
matters to a vote of
security holders

A Special Meeting of
Shareholders of
Federated Prime Money
Fund II was held on
November 20, 2015.
The following items,
which are required to
be reported under this
SUB-ITEM 77C, were
voted on at the
meeting:

1. To approve or
disapprove a revision
the Fund?s
fundamental
investment limitation
regarding
concentration of its
investments.

	Shares voted
affirmatively
...................................1
18,960,519.094
	Shares voted
negatively
.....................................
....9,116,534.742
	Shares
abstaining
.....................................
............13,177,992.940



The Definitive Proxy
Statement for this
Special (Annual)
Meeting was filed with
the Securities and
Exchange Commission
on September 14,
2015, and is
incorporated by
reference. (File No.
811-8042)